Report of Independent Accountants

To the Certificateholder of the Caterpillar Financial Asset Trust 2001-A and Caterpillar Financial Services Corporation, as servicer:

We have audited the accompanying statement of financial position arising from cash transactions of Caterpillar Financial Asset Trust 2001-A (the Trust) as of December 31, 2001, and the related statement of revenues collected and expenses paid for the period July 1, 2001 (date of formation) to December 31, 2001. These financial statements are the responsibility of the Trusts management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, these financial statements were prepared on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities arising from cash transactions of Caterpillar Financial Asset Trust 2001-A as of December 31, 2001, and its revenues collected and expenses paid for the period from July 1, 2001(date of formation) to December 31, 2001, on the basis of accounting described in Note 1.

s\ PricewaterhouseCoopers LLP

February 1, 2002

St. Louis, MO

Caterpillar Financial Asset Trust 2001-A

Statement Of Financial Position

December 31, 2001

(Thousands of Dollars)

Assets:
Restricted cash	$ 7,764
Investment in finance receivables	504,446
Total assets	$ 512,210

Liabilities and undivided interests:
Notes payable	$494,160
Total liabilities	494,160

Undivided interests	$ 18,050
Total liabilities and undivided interests	$ 512,210

Statement of Revenues Collected and Expenses Paid

For the period from July 1, 2001(date of formation) to December 31, 2001

(Thousands of Dollars)

Revenues collected:
Retail finance income	$ 21,134
Other income	109
Total revenues collected	$ 21,243

Expenses paid:
Interest	$ 10,499
Servicing and administrative fees	2,412
Other	124
Total expenses paid	$ 13,035

Revenues collected in excess of expenses paid	$ 8,208

The accompanying Notes are an integral part of these Financial Statements

Caterpillar Financial Asset Trust 2001-A

Notes to Financial Statements

(Dollar amounts in thousands)

Note 1- Summary of Business and Accounting Policies

A. Business

Caterpillar Financial Asset Trust 2001-A (the "Trust") is a Delaware business trust formed by Caterpillar Financial Funding Corporation (the "Seller") and Chase Manhattan Bank USA pursuant to the Trust Agreement dated July 1, 2001. On July 25, 2001, the Trust purchased a $624,416 pool of fixed rate retail installment sales contracts and finance leases (the "Receivables") from the Seller (Note 3). Concurrently, the Trust issued $608,662 in notes payable (the "Notes") which are secured by the Receivables and other assets of the Trust pursuant to an Indenture dated July 1, 2001, between the Issuer and Bank One (the "Indenture Trustee"). The Trust also issued $12,423 in asset backed certificates (the "Certificates"), which were not offered and are retained by the Seller. The Notes represent indebtedness of the Trust, and the Certificates represent fractional undivided interests in the Trust.

The activities of the Trust are limited by the terms of the Trust Agreement to acquiring, holding and managing the Receivables, issuing and making payment on the Notes and the Certificates (Note 4) and other activities related thereto.

B. Basis of Accounting

The financial statements of the Trust are prepared on the basis of cash receipts and cash disbursements. Such financial statements differ from financial statements prepared in accordance with accounting principles generally accepted in the United States of America in that retail finance income and the related assets are recognized when received rather than when earned, and distributions to noteholders/certificateholders are recognized when paid rather than when the obligation is incurred. Certain expenses of the Trust are paid by the Seller.

Note 2- Restricted cash

Restricted cash includes all monies held in one or more accounts (the "Trust Accounts") established and maintained by the servicer, Caterpillar Financial Services Corporation, and the Seller in accordance with the Sale and Servicing Agreement dated July 1, 2001. The Trust Accounts are under the control of the Indenture Trustee solely for the benefit of the noteholders and the certificateholders, as applicable.

Note 3- Investment in finance receivables

The Receivables consist of fixed rate retail installment sales contracts and finance leases secured by new and used machinery manufactured primarily by Caterpillar Inc., including rights to receive certain payments made with respect to such Receivables.

Note 4- Notes and Certificates

The original aggregate principal amounts of the Notes and Certificates by class were as follows:

	Principal Amount	Interest Rate	Final Maturity Date
Class A-1 Notes	$181,448	3.74%	July 25, 2002
Class A-2 Notes	$134,000	4.11%	December 26, 2003
Class A-3 Notes	$277,687	4.85%	April 25, 2007
Class B Notes	$ 15,527	5.72%	July 25, 2007
Certificates	$ 12,423	N/A	N/A

Principal and interest on the Notes is payable monthly on each distribution date commencing August 27, 2001 provided that no principal payments in respect of (i) the Class A-2 Notes will be made until the Class A-1 notes have been paid in full, (ii) the Class A-3 Notes will be made until the Class A-2 Notes have been paid in full and (iii) the Class B Notes will be made until the Class A-3 Notes have been paid in full.

Distributions with respect to the Certificates are subordinated to the right of the noteholders to receive payments of interest on and principal of the Notes.

Note 5- Income Taxes

The Trust is not classified as an association taxable as a corporation for United States federal income tax purposes. The Trust qualifies as a "financial asset securitization investment trust" within the meaning of Sections 860H through 860L of the Code. Based on the opinion of outside counsel, the Trust is not subject to taxation.

Note 6- Related Parties

Caterpillar Financial Services Corporation is the servicer of the Receivables. The Trust pays a servicing fee each month equal to 1/12 of one percent of the Notes value at the beginning of the previous month. In addition to the servicing fee, the Trust pays a servicer's yield equal to any late, extension, and other administrative fees and expenses collected during each month and certain reinvestment earnings on payments received on the receivables.